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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Ambac Assurance Corporation

We consent to the incorporation by reference in the Registration Statement
(No. 333-91599) of IKON Receivables, LLC (the "Registrant") and in the Prospectus Supplement of the Registrant dated June 20, 2001 (the "Prospectus Supplement") relating to the Registrant's Lease-Backed Notes, Series 2001-1, via the Form 8-K of the Registrant dated June 22, 2001, of our report dated January 22, 2001 on the consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2000 and 1999, and for each of the years in the three-year period ended on December 31, 2000, which report appears in the Form 10-K of Ambac Financial Group, Inc. which was filed with the Securities and Exchange Commission on March 28, 2001 and to the reference to our firm under the heading "Experts" in the Prospectus Supplement.



                                                        /s/ KPMG LLP



New York, New York
June 22, 2001